EXHIBIT 4.4

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.]

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID
AT 5:00 P.M. (VANCOUVER TIME) ON MAY 22, 2013.

● SERIES Q SHARE PURCHASE WARRANTS
TO PURCHASE SHARES OF COMMON STOCK
GRYPHON GOLD CORPORATION

incorporated in the State of Nevada

THIS IS TO CERTIFY THAT _________________________________, (the “Holder”), has the right to purchase, upon and subject to the terms and conditions hereinafter referred to, up to ● fully paid and non-assessable shares of common stock (the “Shares”) in the capital of Gryphon Gold Corporation (hereinafter called the “Company”) on or before 5:00 p.m. (Vancouver time) on May 22, 2013 (the “Expiry Date”) at a price per Share (the “Exercise Price”) of US$0.40, on the terms and conditions attached hereto as Appendix “A” (the “Terms and Conditions”).

1.	ONE (1) WHOLE SERIES Q WARRANT AND THE EXERCISE PRICE ARE REQUIRED TO PURCHASE ONE SHARE. THIS CERTIFICATE REPRESENTS ● SERIES Q WARRANTS.

2.	These Warrants are issued subject to the Terms and Conditions, and the Warrant Holder may exercise the right to purchase Shares only in accordance with those Terms and Conditions.

3.
Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to the Expiry Date, and from and after such time, these Warrants and all rights hereunder will be void and of no value.

[Signature Page Follows]

IN WITNESS WHEREOF the Company has executed this Warrant Certificate this 22nd day of November, 2011.

GRYPHON GOLD CORPORATION

Per:  _________________________________
John L. Key, Chief Executive Officer

PLEASE NOTE THAT ALL SHARE CERTIFICATES MUST BE LEGENDED AS FOLLOWS DURING THE CURRENCY OF APPLICABLE HOLD PERIODS:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND, CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

APPENDIX “A”

TERMS AND CONDITIONS dated November 22, 2011, attached to the Series Q Warrants issued by Gryphon Gold Corporation

1.      INTERPRETATION

1.1                      Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close;

(b)
“Company” means Gryphon Gold Corporation until a successor corporation will have become such as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter “Company” will mean such successor corporation;

(c)	“Company’s Auditors” means an independent firm of accountants duly appointed as auditors of the Company;

(d)
“Director” means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board;

(e)	“Eligible Market” means any of NYSE, the NYSE Amex, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market or the Toronto Stock Exchange;

(f)
“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section,” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(g)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(h)	“shares” means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;

(i)
“Trading Day” shall mean (a) any day on which the common stock of the Company is listed or quoted and traded on its primary Trading Market, (b) if the common stock of the Company is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any Business Day;

(j)
“Trading Market” shall mean the OTC Bulletin Board or any Eligible Market or any other national securities exchange, market or trading or quotation facility on which the shares are then listed or quoted; and

(k)	“Warrants” means the Series Q warrants of the Company issued and presently authorized and for the time being outstanding.

1.2                      Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3                      Interpretation not affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

1.4                      Applicable Law

The Warrants will be construed in accordance with the laws of the State of New York without regard to its conflicts of law principles, and the federal law of the United States of America. The Company and Holder each irrevocably consents to the jurisdiction of the courts of the State of New York in connection with any action or proceeding arising out of, or relating to, these Warrants, any document or instrument delivered pursuant to, in connection with, or simultaneously with these Warrants, or a breach of the Terms and Conditions of these Warrants or any such document or instrument.

1.5                      Severability

In the event that any one or more of the provisions contained in this Warrant Certificate or in any other document referenced in this Warrant Certificate shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant Certificate or any other such document.

1.6                      Time is of the Essence

Time is absolutely of the essence in construing each provision of this Warrant Certificate.

2.      ISSUE OF WARRANTS

2.1                      Additional Warrants

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to purchase shares of its capital stock.

2.2                      Warrants to Rank Pari Passu

All Warrants and additional warrants, options or similar rights to purchase shares from time to time issued or granted by the Company, will rank pari passu whatever may be the actual dates of issue or grant thereof, or of the dates of the certificates by which they are evidenced.

2.3                      Issue in substitution for Lost Warrants

(a)
In case a Warrant Certificate becomes mutilated, lost, destroyed or stolen, the Company, at its discretion, may issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant Certificate and the substituted Warrant Certificate will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(b)	The applicant for the issue of a new Warrant Certificate pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

2.4                      Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the Holder thereof a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as in the Warrant Certificate expressly provided.

3.      NOTICE

3.1                      Notice to Holders

Any notice required or permitted to be given to the Holders will be in writing and may be given by prepaid registered post, electronic facsimile transmission, portable document format (pdf) transmission or other means of electronic communication capable of producing a printed copy to the address of the Holder appearing on the Holder’s Warrant Certificate or to such other address as any Holder may specify by notice in writing to the Company, and any such notice will be deemed to have been given and received by the Holder to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile, pdf or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

3.2                      Notice to the Company

Any notice required or permitted to be given to the Company will be in writing and may be given by prepaid registered post, electronic facsimile transmission, portable document format (pdf) transmission or other means of electronic communication capable of producing a printed copy to the address of the Company set forth below or such other address as the Company may specify by notice in writing to the Holder, and any such notice will be deemed to have been given and received by the Company to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile, pdf or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered:

Gryphon Gold Corporation
611 N. Nevada St.
Carson City, Nevada  89703
Attention:  Lisanna Lewis
Fax No. 604-608-3262

4.      EXERCISE OF WARRANTS

4.1                      Method of Exercise of Warrants

(a)
The right to purchase shares conferred by the Warrants may be exercised by the Holder surrendering the Warrant Certificate representing same, with a duly completed and executed Form of Subscription in the form attached hereto and a bank draft or certified cheque payable to or to the order of the Company, at par, in Carson City, Nevada, U.S.A., for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States of America, to the Company at the address set forth in, or from time to time specified by the Company pursuant to, Section 3.2.

(b)	Net Issue Exercise.

(i)
Section 4.1(b)(ii) shall not apply and shall have no force or effect if the shares issuable upon exercise of these Warrants have been registered for resale under the Securities Act of 1933, as amended (the “1933 Act”), on a Registration Statement on Form S-1, S-3, or another appropriate form and such Registration Statement remains effective under the 1933 Act and available for use by Holder at the time of exercise or the shares issuable upon exercise of these Warrants may otherwise be immediately resold upon exercise pursuant to available exemptions from the 1933 Act and any applicable securities laws of any state of the United States.

(ii)
Subject to Section 4.1(b)(i), if, at any time after the issuance of these Warrants but prior to the Expiry Date, the Fair Market Value of one share is greater than the Exercise Price, in lieu of exercising these Warrants for cash, the Holder may elect to receive shares equal to the value (as determined below) of these Warrants (or the portion thereof being exercised) by surrender of this Warrant Certificate at the principal office of the Company with a duly completed and executed Form of Subscription in the form attached hereto in which event the Company shall issue to the Holder a number of shares computed using the following formula:

X = (Y (A - B)) / A

Where X = the number of shares to be issued to Holder

Y = the number of shares purchasable under the Warrants or, if only a portion of the Warrants are being exercised, the portion of the Warrants being exercised (at the date of such calculation)

A = the Fair Market Value of one share (at the date of such calculation)

B = Exercise Price (at the date of such calculation)

For purposes of the above calculation, the “Fair Market Value” of one share shall mean (i) the volume weighted average trading price for the shares on the Eligible Market on which the shares are listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the five (5) consecutive Trading Days immediately prior to the date of exercise, or (ii) if an Eligible Market is not the principal Trading Market for the shares, the average of the reported sales prices reported by Bloomberg on the principal Trading Market for the shares during the same period, or (iii) if neither of the foregoing applies, the last sales price of such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

4.2              Effect of Exercise of Warrant.

(a)
Upon surrender and payment (unless exercise is pursuant to Section 4.1(b)(ii)) as aforesaid the shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the Holder or Holders of record of such shares on the date of such surrender and payment, and such shares will be issued based on the Exercise Price in effect on the date of such surrender and payment.

(b)
Within three (3) Business Days after surrender and payment (unless exercise is pursuant to Section 4.1(b)(ii)) as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the Shares so subscribed for are to be issued as specified in such Form of Subscription or mailed to him or them at his or their respective addresses specified in such Form of Subscription, a certificate or certificates for the appropriate number of Shares not exceeding those which the Holder is entitled to purchase pursuant to the Warrant Certificate surrendered.

4.3                      Restrictions on Exercise of Warrants

The Warrants represented by this Warrant Certificate may only be exercised by or for the account or benefit of a holder who, at the time of exercise, either:

(a)
represents to the Company, pursuant to subparagraph 1 of the attached Form of Subscription, that (i) the holder was the original subscriber for the Warrants from the Company, and (ii) the representations, warranties and covenants set forth in the debenture and warrant purchase agreement pursuant to which the holder purchased the Warrants from the Company (the “Purchase Agreement”) are true and correct on the date of exercise in relation to the exercise of the Warrants, including, without limitation, the representations and warranties in the U.S. Accredited Investor Questionnaire attached to the Purchase Agreement as Exhibit H; or

(b)
represents, pursuant to subparagraph 2 of the attached Form of Subscription, that the Shares to be delivered upon exercise of the Warrants have been registered under the 1933 Act and the securities laws of all applicable states of the United States or are exempt from such registration requirements,

4.4                      Subscription for Less Than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant Certificate, the Holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant Certificate in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant Certificate and which were not then purchased.

4.5                      Warrants for Fractions of Shares

To the extent that the Holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the Holder to receive a whole number of such shares.

4.6                      Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.

4.7              Exercise Price; Beneficial Ownership Limitation

Each whole Warrant is exercisable at a price per share (the “Exercise Price”) of US$0.40 if exercised on or before 5:00 p.m. (Pacific time) on May 22, 2013.  One (1) Warrant and the Exercise Price are required to subscribe for each Share during the term of the Warrants.

Notwithstanding any other provision hereof, the Company shall not effect the exercise of Warrants, and no Holder shall exercise Warrants, to the extent that as a result of such exercise, the Holder, together with its affiliates, would then beneficially own in excess of four and ninety-nine hundredths percent (4.99%) (the “Maximum Percentage”) of the Shares outstanding immediately after giving effect to such exercise.

For purposes of the foregoing paragraph, the number of Shares beneficially owned by the Holder and its affiliates shall include the number of Shares issuable upon exercise of these Warrants with respect to which such determination is being made, but shall exclude the number of Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of these Warrants beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4.7 applies, the determination of whether these Warrants are exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of these Warrants is exercisable shall be in the sole discretion of the Holder, and the submission of a Form of Subscription shall be deemed to be the Holder’s determination of whether these Warrants are exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of these Warrants is exercisable, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. For purposes of this Section 4.7, in determining the number of outstanding Shares, a Holder may rely on the number of outstanding Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or its transfer agent setting forth the number of Shares outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including these Warrants, by the Holder or its affiliates since the date as of which such number of outstanding Shares was reported.

By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of nine and ninety-nine hundredths percent (9.99%) specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants.

4.8                      Adjustment of Exercise Price

The Exercise Price and the number of Shares purchasable hereunder (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) are subject to adjustment from time to time as follows:

(a)
Reclassification of Shares. If the Company at any time shall, by reclassification or exchange of securities or otherwise, change all of the outstanding Shares into the same or a different number of securities of any other class or classes, this Warrant Certificate shall thereafter represent the right to acquire such number and kind of securities as would have been issuable hereunder had the Holder exercised its rights with respect to all of the Shares then represented by this Warrant Certificate immediately prior to such combination, reclassification, exchange, subdivision or other change.

(b)
Subdivision, Split, Reverse Split or Combination of Shares. If the Company at any time shall subdivide or split its Shares into a larger number of outstanding Shares, the Exercise Price shall be proportionately decreased and the number of Shares issuable upon exercise of these Warrants (or any shares of stock or other securities at the time issuable upon exercise of these Warrants) shall be proportionally increased to reflect any such subdivision or stock split. If the Company at any time shall reverse split or combine its Shares into a smaller number of outstanding Shares, the Exercise Price of these Warrants shall be proportionally increased and the number of Shares issuable upon exercise of these Warrants (or any shares of stock or other securities at the time issuable upon exercise of these Warrants) shall be proportionally decreased to reflect any such reverse stock split or combination.

(c)
Stock Dividends or Other Non-Cash Distributions. If the Company at any time shall make, issue, fix a record date for or pay a dividend or other distribution with respect to the Shares (or any shares of stock or other securities at the time issuable upon exercise of the Warrants) payable in (i) securities of the Company or (ii) assets (excluding cash dividends), then, in each such case, the Holder on exercise of these Warrants at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised these Warrants on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 4.8.

(d)
Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, stock split, reverse stock split, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of these Warrants until the Expiry Date and upon payment of the Exercise Price (or use of net exercise if then permitted hereunder), the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the Shares deliverable upon exercise of these Warrants would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if these Warrants had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4.8. The foregoing provisions of this Section 4.8(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of these Warrants. If the per-Share consideration payable to the Holder hereof for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In addition to the adjustments set forth above, appropriate adjustments (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant Certificate shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of these Warrants.

(e)
Certificate as to Adjustments. In each case of any adjustment in the Exercise Price, or number or type of Shares or other securities or property issuable upon exercise of these Warrants, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant Certificate and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price and/or Shares, other securities or property issuable upon exercise, as applicable. The Company shall promptly send a copy of each such certificate to the Holder.

4.9                      Determination of Adjustments

If any questions will at any time arise with respect to the Exercise Price or any adjustment provided for in Section 4.8, such questions will be conclusively determined by the Company’s Auditors, or, if they decline to so act any other firm of certified public accountants in the United States of America that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Holders of the Warrants.

4.10                      Charges, Taxes and Expenses

Issuance of certificates for Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder (or in such name or names as may be directed by the Holder).

5.      REPRESENTATIONS AND WARRANTIES, OTHER AGREEMENTS OF THE COMPANY

5.1                      Due Authorization; Consents

The Company hereby represents and warrants to the Holder that all corporate authorizations necessary for the execution and delivery of, and the performance of all obligations of the Company under, this Warrant have been obtained. This Warrant constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

5.2                      Organization

The Company hereby represents and warrants to Holder that the Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

5.3                      Reservation of Shares

The Company has duly authorized and reserved, and shall at all times have authorized and reserved, a sufficient number of shares of its common stock to provide for the exercise of the rights to purchase the Shares as provided in this Warrant Certificate.

5.4                      Valid Issuance

All Shares issued upon the exercise of these Warrants shall be validly issued, fully paid and nonassessable when issued consistent with the terms hereof, and free from all taxes, liens and charges created by the Company in respect of the issue thereof. The Company will take all such reasonable action as may be necessary to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any Trading Market upon which the Shares may be listed.

Before taking any action which would result in an adjustment in the number of Shares for which these Warrants are exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

6.      HOLDER REPRESENTATIONS AND WARRANTIES

Holder hereby represents and warrants as follows:

6.1                       Securities Not Registered

The Holder understands that neither the Warrants nor the Shares have been registered under the 1933 Act or the securities laws of any state of the United States and are being issued in reliance on exemptions or exclusions from such registration requirements.

6.2                       Restricted Shares/Legend

The Holder understands that the Company will treat the Shares issuable upon the exercise of the Warrants under this Warrant Certificate as “restricted securities” as that term is defined in Rule 144 promulgated under the 1933 Act, and the Share certificates representing the Shares shall bear a legend in the form substantially set forth on the second page of this Warrant Certificate.

7.      WAIVER OF CERTAIN RIGHTS

7.1                      Immunity of Shareholders, etc.

The Holder, as part of the consideration for the issue of the Warrants, waives and will not have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, Director or Officer (as such) of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained or in the Warrant.

8.      MODIFICATION OF TERMS, MERGER, SUCCESSORS

8.1                      Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions hereof, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein of a non-substantive nature.

8.2                      Warrants Transferable

These Warrants are transferable on the books of the Company at its principal office by the Holder upon surrender of this Warrant Certificate properly endorsed, and subject to compliance with this Section 7.2 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant Certificate representing the Warrants so transferred (a “New Warrant Certificate”). Upon any partial transfer, the Company will issue and deliver to the Holder a New Warrant Certificate with respect to the portion of the Warrants not so transferred.

Any purported transfer of all or any portion of these Warrants in violation of the provisions of this Warrant Certificate shall be null and void.

[SIGNATURE PAGE FOLLOWS]

DATED as of the date first above written in these Terms and Conditions.

GRYPHON GOLD CORPORATION

By:   _________________________________
   John L. Key, Chief Executive Officer

SERIES Q SHARE PURCHASE WARRANT

FORM OF SUBSCRIPTION

TO:	Gryphon Gold Corporation 611 N. Nevada Street Carson City, Nevada 89703

The undersigned Holder of the within Series Q Warrants hereby subscribes for _______ shares of common stock (the “Shares”) of Gryphon Gold Corporation (the “Company) pursuant to the within Warrants at the Exercise Price on the terms specified in the said Warrants.  This subscription is (check one):

☐	accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares; or

☐	being exercised pursuant to Section 4.1(b)(ii) of the Warrant Certificate.

In connection with this exercise, the undersigned hereby (check one):

_____
represents to the Company that (i) the holder was the original subscriber for the Warrants from the Company, and (ii) the representations, warranties and covenants set forth in the debenture and warrant purchase agreement pursuant to which the holder purchased the Warrants from the Company (the “Purchase Agreement”) are true and correct on the date of exercise in relation to the exercise of the Warrants, including, without limitation, the representations and warranties in the U.S. Accredited Investor Questionnaire attached to the Purchase Agreement as Exhibit H; or

_____
confirms that the Shares to be delivered upon exercise of these Warrants have been registered under the United States Securities Act of 1933, as amended, (the "1933 Act") and the securities laws of all applicable states of the United States or are exempt from such registration requirements.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

TOTAL:

(Please print full name in which share certificates are to be issued, stating whether Mr., Mrs. or Miss is applicable).

DATED this ________  day of __________________ , 20__.

In the presence of:

______________________________       ________________________________
Signature of Witness                                                        Signature of Holder

Please print below your name and address in full.

Name (Mr./Mrs./Miss)   ____________________________________

Address     ________________________________________

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration or enlargement or any change whatever.  If there is more than one subscriber, all must sign.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

SERIES Q SHARE PURCHASE WARRANT

TRANSFER FORM

 Dated ___________ ___, _____

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers unto_____________________________,

(please type or print in block letters)

(insert address)

the Warrants represented by these Series Q Warrants and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

The undersigned represents that, as a condition to any transfer of these Warrants, such transfer is exempt from the registration requirements of the 1933 Act.

SPACE FOR GUARANTEES OF SIGNATURES (BELOW)	) ) ) )	__________________________________ Signature of Transferor
_________________________________ Guarantor’s Signature/Stamp	) ) )	__________________________________ Name of Transferor

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•
Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP).  Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program.  The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•
Canada:  A Signature Guarantee obtained from the Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.  Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guarantee” Stamp) obtained from an authorized officer of a major Canadian Schedule 1 chartered bank.

•
Outside North America:  For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program.  The corresponding affiliate will arrange for the signature to be over-guaranteed.